SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 18, 2010

HOUSTON AMERICAN ENERGY CORP.
(Exact name of registrant as specified in Charter)

Delaware	1-32955	76-0675953
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

801 Travis Street, Suite 1425
Houston, Texas 77002
(Address of Principal Executive Offices)(Zip Code)

713-222-6966
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Information.

On August 18, 2010, Hupecol Dorotea & Cabiona Holdings, LLC (“Hupecol D&C Holdings”) and Hupecol Llanos Holdings, LLC (“Hupecol Llanos Holdings”) executed definitive Purchase and Sale Agreements that provide for the sale to an undisclosed buyer, of Hupecol Dorotea and Cabiona, LLC (“HDC, LLC”) and Hupecol Llanos, LLC (“HL, LLC”), which companies hold interests in the Dorotea, Cabiona, Leona and Las Garzas blocks and related assets in Colombia.

The Purchase and Sale Agreement, entered into by Hupecol D&C Holdings as the sole owner of HDC, LLC, which in turn owns the Dorotea and Cabiona blocks, and effective as of June 1, 2010, provides for a sales price for HDC, LLC of $200 million, subject to certain closing adjustments based on operations between the effective date and the closing date.  Pursuant to its investment in Hupecol D&C Holdings, Houston American Energy (“Houston American”) holds an indirect 12.5% interest in HDC, LLC and the underlying Dorotea and Cabiona blocks and will receive its proportionate interest in the net sale proceeds after deduction of commissions and transaction expenses.  Following completion of the sale of HDC, LLC, Houston American will have no continuing interest in the Dorotea and Cabiona blocks.

The Purchase and Sale Agreement, entered into by Hupecol Llanos Holdings as the sole owner of HL, LLC, which in turn owns the Leona and Las Garzas blocks, and effective as of June 1, 2010, provides for a sales price for HL, LLC of $81 million, subject to certain closing adjustments based on operations between the effective date and the closing date.  Pursuant to its investment in Hupecol Llanos Holdings, Houston American holds an indirect 12.5% interest in HL, LLC and the underlying Leona and Las Garzas blocks and will receive its proportionate interest in the net sale proceeds after deduction of commissions and transaction expenses.  Following completion of the sale of HL, LLC, Houston American will have no continuing interest in the Leona and Las Garzas blocks.

Both Purchase and Sale Agreements provide that a portion of the purchase price will be escrowed to fund potential claims arising under the Purchase and Sale Agreements.  Escrowed amounts are to be released over a three year period based on amounts remaining in escrow after claims.

Completion of the sale of HDC, LLC and HL, LLC is subject to satisfaction of various conditions set out in the Purchase and Sale Agreements, including the granting of all consents and approvals of the Colombian and other governmental authorities required for the transfer to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HOUSTON AMERICAN ENERGY CORP.

Dated: August 18, 2010
By:	/s/ James J. Jacobs
James J. Jacobs,
Chief Financial Officer